EXHIBIT 11

                           ROBERTSON-CECO CORPORATION
              COMPUTATION OF BASIC EARNINGS (LOSS) PER COMMON SHARE

                                   (Unaudited)


                                                                                     Year Ended December 31
                                                                               1995           1996          1997
                                                                                           (Thousands)

BASIC:


 Basic income from continuing operations  . . . . . . . . . .               12,347             52,608          18,786
  Loss from discontinued operations . . . . . . . . . . . . .              (15,888)                 -               -
 Extraordinary Item   . . . . . . . . . . . . . . . . . . . .                    -             (1,315)          4,568
   Total basic earnings (loss)  . . . . . . . . . . . . . . .         $     (3,541)         $  51,293     $    23,354

 Average number common shares
          outstanding   . . . . . . . . . . . . . . . . . . .               15,932             16,017          16,056

BASIC EARNINGS (LOSS) PER COMMON SHARE:

 Continuing operations  . . . . . . . . . . . . . . . . . . .         $        .77          $    3.28     $      1.17
  Discontinued operations . . . . . . . . . . . . . . . . . .                 (.99)                 -               -
 Extraordinary item   . . . . . . . . . . . . . . . . . . . .                    -               (.08)            .28
 Basic earnings (loss) per
    common share  . . . . . . . . . . . . . . . . . . . . . .         $       (.22)         $    3.20     $      1.45

DILUTED:

 Diluted income from continuing operations  . . . . . . . . .               12,347             52,608          18,786
  Loss from discontinued operations . . . . . . . . . . . . .              (15,888)                 -               -
 Extraordinary Item   . . . . . . . . . . . . . . . . . . . .                    -             (1,315)          4,568

   Total diluted earnings (loss)  . . . . . . . . . . . . . .         $     (3,541)         $  51,293     $    23,354

 Average number common shares
    outstanding   . . . . . . . . . . . . . . . . . . . . . .               15,932             16,017          16,056

 Incremental shares to reflect dilutive
    effect of deferred compensation
    plan    . . . . . . . . . . . . . . . . . . . . . . . . .                   75                 11              35

 Total number common shares, assuming dilution  . . . . . . .               16,007             16,028          16,091

 DILUTED EARNINGS (LOSS) PER
    COMMON SHARE:

    Continuing operations   . . . . . . . . . . . . . . . . .         $        .77          $    3.28     $      1.17
    Discontinued operations   . . . . . . . . . . . . . . . .                 (.99)                 -               -
    Extraordinary item  . . . . . . . . . . . . . . . . . . .                    -               (.08)            .28

 Diluted earnings (loss) per
    common share  . . . . . . . . . . . . . . . . . . . . . .         $       (.22)         $    3.20     $      1.45
